UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Proxy Talking Points for Direct Reps

April 20 – 25 (proxies may still be in the mail stream)

“Have you received the proxy we recently mailed to you?”

If……	Then……..
No	“It is in the mail. You will receive it by the end of April. Once you do receive it, we would appreciate your taking the time to vote.”
Yes	“Have you mailed back the proxy card or voted online?”
	Yes	“We appreciate your taking the time to vote”
	No	“May I transfer you to someone who can take your vote over the phone? It only takes minutes.”
		Yes	Transfer the call to 1-866-450-8467
		No	“You can return the proxy card by mail, cast your vote online or call at your convenience.”
● 1-866-450-8457 ● Online address for voting

Received and misplaced	“Would you like me to transfer you to someone who can send you another copy?”
	Yes	Transfer to proxy vendor at 1-866-450-8467
	No	“Would you like me to order you another copy?”
		No	-
		Yes	Record information and………….

After April 25 (proxies should have all been delivered)

“I notice that we do not have a record of your vote for the proxy we recently mailed.  Have you had a chance to vote?”

If……	Then……..
Yes	“I’m sure our records will reflect that soon. We appreciate your taking the time to vote.”
No	“May I transfer you to someone who can take your vote over the phone? It only takes minutes.”
	Yes	Transfer the call to 1-866-450-8467
	No	“You can return the proxy card by mail, cast your vote online or call at your convenience.”
● 1-866-450-8467 ● Online address for voting

Proxy was not received or was misplaced	“Would you like me to transfer you to someone who can take your vote over the phone or send you another copy?”
	Yes	Transfer to proxy vendor
	No	“Would you like me to order you another copy?”
		No	-
		Yes	Record information and………….

Broadridge – 1-866-450-8467

Q. How should I vote?

A. The Boards, including all independent directors, unanimously recommend you vote FOR all of the proposals.

Dear Investor:

Recently we sent you proxy materials via email for the Special Meeting of Shareholders to take place on June 16, 2010.  Our records indicate that we have not received your important vote.  We urge you to vote today in order to allow us to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid future reminders and the possibility of an adjournment.

You can vote today using the control number and phone number or Web site address shown in your email.

If you have any questions or to vote your shares, please contact our proxy solicitation agent, Broadridge Financial Solutions, Inc., toll-free at 1-866-450-8467. Representatives are available weekdays 9:30 a.m. to 9:00 p.m. and Saturdays from 10:00 a.m. to 6:00 p.m. Eastern time.

Please remember, the Board has unanimously recommended a vote “FOR” the proposal(s) detailed in your proxy statement.

Thank you for prompt vote and continued support of American Century Investments®.

0410 001 EMAIL

Reminder Notice -Email

Subject:  Have you voted your proxy(s)?

Don’t forget to vote your proxy(s)!
If you have yet to vote, please vote today to avoid receiving reminder notices from us. You can vote online at proxyweb.com or by phone at 1-866-450-8467.

Please review the proxy material, which outlines the proposals impacting your fund(s).

Click here to view the Proxy Statement.
https://

Click here to view the Reminder Letter
https://

To view the Proxy material online you may need Adobe Acrobat Reader. Click here to download the Adobe Acrobat Reader.

A list of your individual accounts appears below.
Fund name
Control Number

~FUND~

~CNTLNUM~

To vote all your accounts as the board recommends, please click on the 'Vote with management' button below.

To vote each proposal or account individually, please click on the 'Vote each proposal or account individually' button below.

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American Century Investment Services, Inc., Distributor
4500 Main St.
Kansas City, MO 64111

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